Exhibit 99.1

UnionBanCal Reports First Quarter EPS of $1.21

    SAN FRANCISCO--(BUSINESS WIRE)--April 20, 2005--UnionBanCal Corporation (NYSE:UB) today reported first quarter 2005 net income of $182.0 million, or $1.21 per diluted common share. First quarter 2005 results included a positive tax adjustment of $0.07 per diluted common share. Excluding the tax adjustment, first quarter 2005 earnings per diluted common share were $1.14, 8.6 percent higher than the $1.05 per diluted common share earned in first quarter 2004.
    "The positive business momentum we generated in 2004 continued into the first quarter of 2005," stated Norimichi Kanari, President and Chief Executive Officer. "The Company produced good growth in loans and deposits, with average loans up 20 percent and average noninterest bearing deposits up 12 percent over first quarter last year. The ongoing strength of our deposit-generating businesses is best reflected in our ratio of average noninterest bearing deposits to total deposits of 47.1 percent and our average annualized all-in cost of funds of just 0.77 percent, for first quarter 2005. Credit quality metrics were also very strong, with nonperforming assets declining 59 percent from a year earlier, a negative provision for credit losses in the quarter and a second consecutive quarter of net loan recoveries."
    Chief Operating Officer Philip Flynn added, "I am encouraged by continued growth in our commercial, real estate and residential mortgage portfolios. Our customers are indicating greater confidence in the economic expansion throughout our operating footprint and continue to increase their borrowings. The Company is well-positioned to take advantage of the opportunities this period of economic expansion provides."

    First Quarter Total Revenue

    For first quarter 2005, total revenue (taxable-equivalent net interest income plus noninterest income) was $665 million, an increase of $52 million, or 8.5 percent, compared with first quarter 2004. Net interest income increased 10.1 percent, and noninterest income increased 5.5 percent. Compared with fourth quarter 2004, total revenue was flat, with net interest income increasing 1.8 percent, and noninterest income decreasing 3.6 percent.

    First Quarter Net Interest Income (Taxable-equivalent)

    Net interest income was $442 million in first quarter 2005, up $41 million, or 10.1 percent, from the same quarter a year ago. Strong growth in both earning assets and deposits was partially offset by the effects of a flatter yield curve and lower hedge income, reflecting planned runoff in the hedge portfolio. Average earning assets increased $4.6 billion, or 11.8 percent, primarily due to a $5.2 billion, or 19.7 percent, increase in average loans, partially offset by a $0.3 billion, or 2.4 percent, decrease in average securities. Average residential mortgages increased $2.4 billion, or 31.8 percent; average commercial loans increased $1.2 billion, or 14.0 percent; and average commercial mortgages increased $1.1 billion, or 24.1 percent, primarily due to the Jackson Federal acquisition, which closed October 28, 2004.
    Compared to first quarter 2004, average noninterest bearing deposits increased $1.9 billion, or 11.6 percent, including a $180 million increase in title and escrow deposits. Average noninterest bearing deposits represented 47.1 percent of total deposits, up from
46.6 percent in the same quarter a year ago. The annualized average all-in cost of funds was 0.77 percent, reflecting the Company's strong average deposit-to-loan ratio of 126.7 percent and the high proportion of noninterest bearing deposits to total deposits.
    The average yield on earning assets of $43.5 billion was 4.85 percent, up 25 basis points over first quarter last year, as the average loan yield increased and the average yield on taxable securities was essentially unchanged. The average rate on interest bearing liabilities of $24.1 billion was 1.36 percent, up 53 basis points, reflecting higher short-term interest rates compared with first quarter 2004. The net interest margin in first quarter 2005 was
4.09 percent, compared with 4.14 percent in first quarter 2004.
    On a sequential quarter basis, net interest income increased $7.9 million, or 1.8 percent, despite two fewer days in first quarter 2005, as compared with fourth quarter 2004. Average earning assets increased $0.5 billion, or 1.2 percent, primarily due to an increase in average loans of $1.6 billion, or 5.2 percent, partially offset by a decrease in average securities of $0.7 billion, or 5.9 percent, and a decrease in average money market assets of $0.3 billion, or 29.1 percent. Average residential mortgages increased $656 million, or 7.2 percent. Average commercial loans increased $457 million, or 4.7 percent, including a $302 million increase in interest rate buy down loans. Average commercial mortgages increased $313 million, or 6.1 percent. Average noninterest bearing deposits decreased $293 million, or 1.5 percent, primarily due to a $317 million decrease in title and escrow deposits. The average yield on earning assets increased 23 basis points and the average rate on interest bearing liabilities increased 26 basis points, reflecting rising short-term interest rates. The net interest margin improved 6 basis points to 4.09 percent.

    First Quarter Noninterest Income

    In first quarter 2005, noninterest income was $223 million, up $11.6 million, or 5.5 percent, from the same quarter a year ago. Service charges on deposit accounts decreased slightly, primarily due to lower account analysis fees, stemming from an increase in the earnings credit rate on deposit balances, partially offset by higher overdraft and ATM transaction fees. Trust and investment management fees increased $6.1 million, or 17.1 percent, primarily due to the August 1, 2004, acquisition of TruSource (formerly CNA Trust), and an increase in trust assets. Card processing fees, net, decreased $3.2 million, primarily due to the May 31, 2004, sale of the Company's merchant card portfolio.
    Compared with fourth quarter 2004, first quarter 2005 noninterest income decreased $8.4 million, or 3.6 percent. Included in noninterest income for first quarter 2005 was $7.9 million in net gains on private equity investments. Included in noninterest income for fourth quarter 2004 was a $13.7 million net loss on the sale of securities, an $18.5 million net gain on private equity investments, and a $3.7 million gain on the sale of real estate. Excluding all of the foregoing items, noninterest income in sequential quarters decreased $7.8 million, or
3.5 percent. Service charges on deposit accounts decreased $3.0 million, or 3.6 percent, primarily due to lower overdraft and lower account analysis fees, stemming from an increase in the earnings credit rate on deposit balances. Merchant banking fees decreased $6.5 million, or 51.0 percent, primarily due to a lower volume of syndications completed.

    First Quarter Noninterest Expense

    Noninterest expense for first quarter 2005 was $407 million, an increase of $34.4 million, or 9.2 percent, over first quarter 2004. Salaries and employee benefits expense increased $20.1 million, or 9.1 percent, primarily due to higher employee count associated with acquisitions and de novo branch openings, annual merit increases and higher pension expense. Professional services expense increased $2.4 million, or 21.3 percent, primarily due to higher compliance-related expense. Intangible asset amortization expense was $5.0 million, an increase of $0.8 million compared with prior year, due to recent acquisitions. Provision for off-balance sheet commitments was $3.0 million, as the Company began recording separate provisions for on-balance sheet and off-balance sheet credit obligations in the first quarter. The provision for off-balance sheet commitments is required to be classified in noninterest expense. Other noninterest expense increased $4.8 million, or 7.8 percent, primarily due to higher vendor billings related to title and escrow balances, stemming from the higher earnings credit rate in first quarter 2005.
    Compared with fourth quarter 2004, noninterest expense increased $5.2 million, or 1.3 percent, primarily due to higher employee benefits expense, which increased primarily due to annual seasonal factors that result in higher payroll taxes and 401(k) matching contributions in the first quarter.

    Income Tax Expense

    The effective tax rate for first quarter 2005 was 31.1 percent, compared with an effective tax rate of 35.3 percent for first quarter 2004 and an effective tax rate of 33.6 percent for fourth quarter 2004. First quarter 2005 income tax expense included a credit adjustment of $10.0 million, or 7 cents per common share, to reflect a reduction in reserves for estimated amounts owed to the Internal Revenue Service with respect to the tax treatment of certain leasing transactions. Fourth quarter 2004 income tax expense included a credit adjustment of $6.0 million, or 4 cents per common share, to reflect a reduction in the estimate of California tax expense for full year 2004. Excluding these credit adjustments, the effective tax rate for first quarter 2005 was 34.9 percent, and the effective tax rate for fourth quarter 2004 was 35.8 percent.

    Credit Quality

    Nonperforming assets at March 31, 2005, were $107 million, or 0.22 percent of total assets. This compares with $164 million, or 0.34 percent of total assets at December 31, 2004, and $263 million, or
0.57 percent of total assets, at March 31, 2004. Nonperforming assets declined 59.3 percent between March 31, 2004, and March 31, 2005.
    In first quarter 2005, the total provision for credit losses was negative $5 million, compared with negative $10 million in fourth quarter 2004, and negative $5 million in first quarter 2004. The total provision for credit losses in first quarter 2005 consisted of a provision for loan losses of negative $8 million and a provision for off-balance sheet commitments of $3 million, which is included in noninterest expense. For the second consecutive quarter, the Company realized net loan recoveries. In first quarter 2005, net loan recoveries were $5 million, compared with net loan recoveries of $4 million in fourth quarter 2004, and net charge-offs of $13 million in first quarter 2004.
    At March 31, 2005, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.56 percent and
480.5 percent, respectively. These ratios were 1.59 percent and 312.5 percent, respectively, at December 31, 2004, and 2.00 percent and
203.0 percent, respectively, at March 31, 2004.

    Balance Sheet and Capital Ratios

    At March 31, 2005, the Company had total assets of $49.4 billion. Total loans were $31.4 billion and total deposits were $41.7 billion, resulting in a period-end deposit-to-loan ratio of 133.0 percent. At period-end, total stockholders' equity was $4.1 billion, the tangible equity ratio was 7.36 percent, and the ratio of tangible common equity to risk-weighted assets was 8.76 percent. Book value per share at March 31, 2005, was $28.41, up 4.8 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 9.07 percent and 11.43 percent, respectively.

    Stock Repurchases

    During first quarter 2005, the Company repurchased approximately
4.1 million shares of common stock at a total cost of $240 million, or $58.25 per repurchased share. Included in these totals is the February 23, 2005, repurchase of approximately 3.5 million shares of common stock from the Company's majority owner, The Bank of Tokyo-Mitsubishi, Ltd. (BTM), in a negotiated transaction at a per share price of $57.54.
    Common shares outstanding at March 31, 2005, were 144.6 million, a decrease of 2.9 million shares, or 2.0 percent, from one year earlier, primarily reflecting shares repurchased, net of shares issued in acquisitions. Common shares outstanding decreased 3.8 million, or 2.6 percent, from December 31, 2004, primarily reflecting shares repurchased in the first quarter.

    Second Quarter and Full Year 2005 Earnings Per Share Guidance

    The Company currently estimates that fully diluted earnings per share will be in the range of $1.14 to $1.19 for second quarter 2005, and $4.75 to $4.90 for full year 2005. These estimates assume a total provision for credit losses of approximately negative $5 million in second quarter 2005, and a total provision for credit losses of approximately zero in full year 2005.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings guidance.
    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California, including the continuing financial difficulties of the California state government; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi, Ltd., which is a wholly-owned subsidiary of Mitsubishi Tokyo Financial Group, Inc.; competition in the banking and financial services industries; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.
    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling 415-765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review first quarter results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on April 21, 2005. Interested parties calling from locations within the United States should call 888-428-4474 (651-291-5254 from outside the United States) 10 minutes prior to the beginning of the conference.
    A live webcast of the call will be available at http://www.uboc.com. Simply follow the links to the Investor Relations section of the website. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.
    A recorded playback of the conference call will be available by calling 800-475-6701 (320-365-3844 from outside the United States), from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), April 21, through 11:59 PM Pacific Time, April 28 (2:59 AM Eastern Time, April 29). The reservation number for this playback is 774599.
    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $49.4 billion at March 31, 2005. Its primary subsidiary, Union Bank of California, N.A., had 316 banking offices in California, Oregon and Washington, and 21 international facilities, at March 31, 2005.



                               Exhibit 1

               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)

                                                      Percent Change
                                                            to
                                                      March 31, 2005
                As of and for the Three Months Ended       from
                ------------------------------------ -----------------
(Dollars in
thousands,         March     December     March      March   December
except per          31,         31,         31,        31,      31,
share data)        2004        2004        2005       2004     2004
---------------- --------- ------------ ------------ -------  -------
Results of
 operations:

Net interest
 income (1)       $401,223     $433,982     $441,854  10.13%    1.81%
Noninterest
 income            211,205      231,136      222,761   5.47%   (3.62%)
                 --------- ------------ ------------
Total revenue      612,428      665,118      664,615   8.52%   (0.08%)
Noninterest
 expense (2)       373,106      402,283      407,467   9.21%    1.29%
(Reversal of)
 provision for
 loan losses        (5,000)     (10,000)      (8,000) 60.00%  (20.00%)
                 --------- ------------ ------------
Income before
 income taxes (1)  244,322      272,835      265,148   8.52%   (2.82%)
Taxable-
 equivalent
 adjustment            802        1,128        1,055  31.55%   (6.47%)
Income tax
 expense            86,033       91,195       82,116  (4.55%)  (9.96%)
                 --------- ------------ ------------
Net income        $157,487     $180,512     $181,977  15.55%    0.81%
                 ========= ============ ============

Per common
 share:

Net income-basic     $1.07        $1.22        $1.24  15.89%    1.64%
Net income-
 diluted              1.05         1.19         1.21  15.24%    1.68%
Dividends (3)         0.31         0.36         0.36  16.13%    0.00%
Book value (end
 of period)          27.12        28.93        28.41   4.76%   (1.80%)
Common shares
 outstanding
 (end of
  period)      147,474,843  148,359,918  144,575,615  (1.97%)  (2.55%)
Weighted
 average
 common shares
 outstanding -
 basic         147,400,298  148,421,593  146,997,649  (0.27%)  (0.96%)
Weighted
 average
 common shares
 outstanding -
 diluted       149,952,021  151,513,258  149,915,503  (0.02%)  (1.05%)

Balance sheet
 (end of
  period):

Total assets   $46,102,177  $48,098,021  $49,408,561   7.17%    2.72%
Total loans     26,036,305   30,716,956   31,365,540  20.47%    2.11%
Nonaccrual
 loans             256,741      156,636      101,904 (60.31%) (34.94%)
Nonperforming
 assets            262,894      163,918      107,136 (59.25%) (34.64%)
Total deposits  39,005,555   40,175,836   41,711,266   6.94%    3.82%
Junior
 subordinated
 debt               16,243       15,790       15,677  (3.48%)  (0.72%)
Medium and long-
 term debt         836,023      816,113      803,233  (3.92%)  (1.58%)
Stockholders'
 equity          3,999,061    4,292,244    4,107,223   2.70%   (4.31%)

Balance sheet
 (period
  average):

Total assets   $43,051,182  $47,498,825  $48,277,736  12.14%    1.64%
Total loans     26,141,856   29,751,850   31,302,779  19.74%    5.21%
Earning assets  38,876,228   42,960,338   43,461,399  11.79%    1.17%
Total deposits  35,939,525   39,617,397   39,668,832  10.38%    0.13%
Stockholders'
 equity          3,949,922    4,246,844    4,208,650   6.55%   (0.90%)

Financial
 ratios:

Return on
 average
 assets (4)           1.47%        1.51%        1.53%
Return on
 average
 stockholders'
 equity (4)          16.04%       16.91%       17.54%
Efficiency
 ratio (5)           60.84%       60.38%       60.80%
Net interest
 margin (1)           4.14%        4.03%        4.09%
Dividend payout
 ratio               28.97%       29.51%       29.03%
Tangible equity
 ratio                7.92%        7.94%        7.36%
Tier 1 risk-
 based capital
 ratio (6)           10.29%        9.71%        9.07%
Total risk-based
 capital
 ratio (6)           13.06%       12.17%       11.43%
Leverage ratio (6)    8.24%        8.09%        7.79%
Allowance for
 credit losses
 to total
 loans (7)            2.00%        1.59%        1.56%
Allowance for
 credit losses
 to nonaccrual
 loans (7)          202.97%      312.53%      480.46%
Net loans charged
 off (recovered)
 to average total
 loans (4)            0.19%      (0.05%)      (0.07%)
Nonperforming assets
 to total loans,
 foreclosed assets,
 and distressed
 loans held
 for sale             1.01%        0.53%        0.34%
Nonperforming
 assets to total
 assets               0.57%        0.34%        0.22%

-----------------------------------------------------

(1) Taxable-equivalent basis.

(2) Included in noninterest expense at March 31, 2005 was $3 million of provision for losses on off-balance sheet commitments.

(3) Dividends per share reflect dividends declared on UnionBanCal
    Corporation's common stock outstanding as of the declaration date.

(4) Annualized.

(5) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the provision for losses on off-balance sheet commitments, as a percentage of net interest income
    (taxable-equivalent basis) and noninterest income.

(6) Estimated as of March 31, 2005.

(7) The allowance for credit losses ratios include the allowance for loan losses and losses on off-balance sheet commitments.

nm = not meaningful


                               Exhibit 2

               UnionBanCal Corporation and Subsidiaries
        Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)



                                          For the Three Months Ended
                                         -----------------------------
                                           March   December   March
(Amounts in thousands, except                31,      31,       31,
 per share data)                            2004     2004      2005
----------------------------------------  --------  --------  --------
Interest Income
   Loans                                 $335,611  $385,397  $416,259
   Securities                             106,328   106,033   101,264
   Interest bearing deposits in banks         908     2,660     2,102
   Federal funds sold and securities
    purchased under resale agreements       1,959     2,686     2,373
   Trading account assets                     595     1,050       908
                                          --------  --------  --------
         Total interest income            445,401   497,826   522,906
                                          --------  --------  --------

Interest Expense
   Domestic deposits                       33,610    44,872    54,562
   Foreign deposits                         2,132     5,510     6,176
   Federal funds purchased and securities
    sold under repurchase agreements          681     3,376     7,455
   Commercial paper                         1,135     3,016     4,560
   Medium and long-term debt                3,139     5,572     6,532
   Trust notes                              2,181       227       238
   Other borrowed funds                     1,300     1,271     1,529
                                          --------  --------  --------
         Total interest expense            44,178    63,844    81,052
                                          --------  --------  --------

Net Interest Income                       401,223   433,982   441,854
   (Reversal of) provision for loan
    losses (1)                             (5,000)  (10,000)   (8,000)
                                          --------  --------  --------
         Net interest income after
          (reversal of) provision for
          loan losses                     406,223   443,982   449,854
                                          --------  --------  --------

Noninterest Income
   Service charges on deposit accounts     81,096    83,487    80,455
   Trust and investment management fees    35,822    41,384    41,963
   Insurance commissions                   21,735    20,024    22,017
   International commissions and fees      17,545    18,844    17,674
   Brokerage commissions and fees           8,297     8,216     8,972
   Foreign exchange gains, net              8,344     8,330     8,940
   Merchant banking fees                    7,467    12,783     6,266
   Card processing fees, net                8,792     5,246     5,607
   Securities gains (losses), net           1,622   (13,697)      344
   Other                                   20,485    46,519    30,523
                                          --------  --------  --------
         Total noninterest income         211,205   231,136   222,761
                                          --------  --------  --------

Noninterest Expense
   Salaries and employee benefits         219,423   223,770   239,480
   Net occupancy                           31,582    35,147    33,525
   Equipment                               17,271    18,825    17,733
   Software                                12,995    15,357    14,628
   Professional services                   11,303    16,065    13,710
   Communications                          13,410    12,604    12,775
   Foreclosed asset expense                   519       685       406
   Provision for losses on off-balance
    sheet commitments (1)                       -         -     3,000
   Other                                   66,603    79,830    72,210
                                          --------  --------  --------
         Total noninterest expense        373,106   402,283   407,467
                                          --------  --------  --------

   Income before income taxes             244,322   272,835   265,148
   Taxable-equivalent adjustment              802     1,128     1,055
   Income tax expense                      86,033    91,195    82,116

                                         --------- -------- ---------
Net Income                               $157,487  $180,512  $181,977
                                          ========  ========  ========

Net income per common share - basic      $   1.07  $   1.22  $   1.24
                                          ========  ========  ========
Net income per common share - diluted    $   1.05  $   1.19  $   1.21
                                          ========  ========  ========
Weighted average common shares
 outstanding - basic                      147,400   148,422   146,998
                                          ========  ========  ========
Weighted average common shares
 outstanding - diluted                    149,952   151,513   149,916
                                          ========  ========  ========


----------------------------------------
(1) For the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments is recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.


                               Exhibit 3

               UnionBanCal Corporation and Subsidiaries
                      Consolidated Balance Sheets


                                 (Unaudited)               (Unaudited)
                                  March 31,   December 31,  March 31,
(Dollars in thousands)              2004         2004         2005
-------------------------------  -----------  -----------  -----------
Assets
Cash and due from banks         $ 2,154,170  $ 2,111,185  $ 1,962,503
Interest bearing deposits
 in banks                           243,585      491,905      297,697
Federal funds sold and
 securities purchased under
 resale agreements                3,517,500      944,950    1,695,835
                                 -----------  -----------  -----------
        Total cash and cash
         equivalents              5,915,255    3,548,040    3,956,035
Trading account assets              285,305      236,331      236,058
Securities available for sale:
    Securities pledged as
     collateral                      97,040      144,240      251,657
    Held in portfolio            11,496,366   11,000,754   10,980,823
Loans (net of allowance for
 loan losses: March 31, 2004,
 $521,111; December 31, 2004,
 $407,156; March 31, 2005,
 $404,231) (1)                   25,515,194   30,309,800   30,961,309
Due from customers on
 acceptances                         50,554       55,914       55,872
Premises and equipment, net         523,197      530,431      523,920
Intangible assets                    61,181       61,737       56,751
Goodwill                            314,994      450,961      450,125
Other assets                      1,843,091    1,759,813    1,936,011
                                 -----------  -----------  -----------
        Total assets            $46,102,177  $48,098,021  $49,408,561
                                 ===========  ===========  ===========

Liabilities
Domestic deposits:
    Noninterest bearing         $18,736,656  $19,205,596  $20,554,303
    Interest bearing             18,238,967   19,480,868   19,449,197
Foreign deposits:
    Noninterest bearing             661,004      435,999      397,765
    Interest bearing              1,368,928    1,053,373    1,310,001
                                 -----------  -----------  -----------
        Total deposits           39,005,555   40,175,836   41,711,266
Federal funds purchased and
 securities sold under
 repurchase agreements              325,238      587,249      400,570
Commercial paper                    478,039      824,887    1,042,795
Other borrowed funds                204,681      172,549      126,662
Acceptances outstanding              50,554       55,914       55,872
Other liabilities (1)             1,186,783    1,157,439    1,145,263
Medium and long-term debt           836,023      816,113      803,233
Junior subordinated debt
 payable to subsidiary grantor
 trust                               16,243       15,790       15,677
                                 -----------  -----------  -----------
        Total liabilities        42,103,116   43,805,777   45,301,338
                                 -----------  -----------  -----------

Commitments and contingencies

Stockholders' Equity
Preferred stock:
    Authorized 5,000,000
     shares, no shares issued
     or outstanding as of
     March 31, 2004, December 31,
     2004, and March 31, 2005             -            -            -
Common stock, par value $1 per
 share at March 31, 2004,
 December 31, 2004 and
 March 31, 2005:
    Authorized 300,000,000
     shares, issued 148,546,543
     shares as of
     March 31, 2004,
     152,191,818 shares as of
     December 31, 2004, and
     152,530,458 shares as of
     March 31, 2005                 148,547      152,192      152,530
Additional paid-in capital          688,231      881,928      896,855
Treasury stock - 1,071,700 shares
 as of March 31, 2004,  3,831,900
 shares as of December 31, 2004
 and 7,954,843 shares as of
 March 31, 2005                     (56,932)    (223,361)    (463,527)
Retained earnings                 3,111,464    3,526,312    3,656,187
Accumulated other comprehensive
 income (loss)                      107,751      (44,827)    (134,822)
                                 -----------  -----------  -----------
        Total stockholders'
         equity                   3,999,061    4,292,244    4,107,223
                                 -----------  -----------  -----------
        Total liabilities and
         stockholders' equity   $46,102,177  $48,098,021  $49,408,561
                                 ===========  ===========  ===========


-------------------------------
(1) On December 31, 2004, UnionBanCal Corporation transferred the allowance related to off-balance sheet commitments of $83 million from allowance for loan losses to other liabilities. At March 31, 2005, the allowance related to off-balance sheet commitments was $86 million. Periods prior to December 31, 2004 have not been restated.


                               Exhibit 4

               UnionBanCal Corporation and Subsidiaries
                           Loans (Unaudited)

                                                     Percent Change to
                                                       March 31, 2005
                              Three Months Ended            from
                          -------------------------- -----------------
                           March   December  March   March   December
                             31,      31,      31,     31,      31,
(Dollars in millions)       2004     2004     2005    2004     2004
------------------------- -------- -------- -------- ------- --------

Loans (period average)
   Commercial, financial
    and industrial        $8,894   $9,683  $10,140    14.01%    4.72%
   Construction            1,102    1,131    1,114     1.09%   (1.50%)
   Mortgage - Commercial   4,367    5,107    5,420    24.11%    6.13%
   Mortgage - Residential  7,461    9,174    9,830    31.75%    7.15%
   Consumer                2,057    2,313    2,372    15.31%    2.55%
   Lease financing           649      607      603    (7.09%)  (0.66%)
   Loans originated in
    foreign branches       1,609    1,735    1,781    10.69%    2.65%
                         -------- -------- --------

    Total loans held
     to maturity         $26,139  $29,750  $31,260    19.59%    5.08%
    Total loans
     held for sale             3        2       43       nm       nm
                         -------- -------- --------

     Total loans         $26,142  $29,752  $31,303    19.74%    5.21%
                         ======== ======== ========

Nonperforming assets
 (period end)
   Nonaccrual loans:
    Commercial, financial
     and industrial         $178      $73      $36   (79.78%) (50.68%)
    Construction               -        3        1       nm   (66.67%)
    Mortgage - Commercial     27       26       10   (62.96%) (61.54%)
    Lease                     51       55       55     7.84%    0.00%
    Foreign                    1        -        -  (100.00%)   0.00%
                         -------- -------- --------

           Total
            nonaccrual
            loans            257      157      102   (60.31%) (35.03%)
   Foreclosed assets           6        7        5   (16.67%) (28.57%)
                         -------- -------- --------

           Total
            nonperforming
            assets          $263     $164     $107   (59.32%) (34.76%)
                         ======== ======== ========

   Loans 90 days or more
    past due and still
    accruing                  $7       $4       $4   (42.86%)   0.00%
                         ======== ======== ========

Analysis of Allowance for
 Credit Losses
   Beginning balance        $533     $483     $407

   (Reversal of)
    provision for loan
    losses                    (5)     (10)      (8)
   Foreign translation
    adjustment and other
     net additions
      (deductions)(1)(2)       6      (70)       -

   Loans charged off:
    Commercial, financial
     and industrial          (20)     (17)     (13)
    Construction               -       (1)       -
    Real estate                -        -       (1)
    Consumer                  (2)      (2)      (1)
                         -------- -------- --------
     Total loans
      charged off            (22)     (20)     (15)
                         -------- -------- --------

   Loans recovered:
    Commercial, financial
     and industrial            9       22       20
    Consumer                   -        1        -
    Lease financing            -        1        -
                         -------- -------- --------
     Total loans
      recovered                9       24       20
                         -------- -------- --------
           Net loans
            (charged-off)
            recovered        (13)       4        5
                         -------- -------- --------

   Ending balance of
    allowance for loan
    losses                  $521     $407     $404
   Allowance for off-
    balance sheet
    commitment losses          -       83       86
                         -------- -------- --------

   Allowance for
    credit losses           $521     $490     $490
                          ======== ======== ========

-------------------------


(1) Includes a transfer of $6 million related to the Business Bancorp acquisition in the first quarter of 2004 and a transfer of $12.6 million related to the Jackson Federal Bank acquisition in the fourth quarter of 2004.
(2) On December 31, 2004, UnionBanCal Corporation transferred the allowance related to off-balance sheet commitments of $83 million from allowance for loan losses to other liabilities. At March 31, 2005, the allowance related to off-balance sheet commitments is $86 million. Periods prior to December 31, 2004 have not been restated.

nm = not meaningful



                               Exhibit 5

               UnionBanCal Corporation and Subsidiaries
                    Net Interest Income (Unaudited)

                                        For the Three Months Ended
                                     ---------------------------------
                                             March 31, 2004
                                     ---------------------------------
                                                   Interest  Average
                                       Average     Income/   Yield/
(Dollars in thousands)                 Balance     Expense   Rate
                                                     (1)     (1)(2)
---------------------------------   ------------  --------- --------
Assets
Loans: (3)
   Domestic                          $24,532,402   $327,933    5.38 %
   Foreign (4)                         1,609,454      7,678    1.92
Securities - taxable                  11,396,654    104,993    3.69
Securities - tax-exempt                   65,813      1,335    8.11
Interest bearing deposits in banks       207,854        908    1.76
Federal funds sold and securities
   purchased under resale agreements     786,994      1,959    1.00
Trading account assets                   277,057        595    0.86
                                      -----------   --------
    Total earning assets              38,876,228    445,401    4.60
                                                    --------
Allowance for loan losses(5)            (534,171)
Cash and due from banks                2,276,055
Premises and equipment, net              519,962
Other assets                           1,913,108
                                      -----------
    Total assets                     $43,051,182
                                      ===========
Liabilities
Domestic deposits:
   Interest bearing                  $11,390,393     16,556    0.58
   Savings and consumer time           4,136,695      8,719    0.85
   Large time                          2,432,602      8,335    1.38
Foreign deposits (4)                   1,227,223      2,132    0.70
                                      -----------   --------
    Total interest bearing deposits   19,186,913     35,742    0.75
                                      -----------   --------
Federal funds purchased and securities
   sold under repurchase agreements      395,466        681    0.69
Commercial paper                         542,853      1,135    0.84
Other borrowed funds                     187,829      1,300    2.78
Medium and long-term debt                806,062      3,139    1.57
Trust notes                              203,022      2,181    4.30
                                      -----------   --------
    Total borrowed funds               2,135,232      8,436    1.59
                                      -----------   --------
    Total interest bearing
     liabilities                      21,322,145     44,178    0.83
                                                    --------
Noninterest bearing deposits          16,752,612
Other liabilities                      1,026,503
                                      -----------
    Total liabilities                 39,101,260
Stockholders' Equity
Common equity                          3,949,922
                                      -----------
    Total stockholders' equity         3,949,922
                                      -----------
    Total liabilities and
     stockholders' equity            $43,051,182
                                      ===========
Net interest income/margin
  (taxable-equivalent basis)                        401,223    4.14  %
Less: taxable-equivalent adjustment                     802
                                                    --------
    Net interest income                            $400,421
                                                    ========



                                        For the Three Months Ended
                                     ---------------------------------
                                           December 31, 2004
                                     ---------------------------------
                                                   Interest  Average
                                       Average     Income/   Yield/
(Dollars in thousands)                 Balance     Expense   Rate
                                                     (1)     (1)(2)
---------------------------------   ------------  --------- --------
Assets
Loans: (3)
   Domestic                          $28,017,048   $374,260    5.32  %
   Foreign (4)                         1,734,802     11,137    2.55
Securities - taxable                  11,820,242    104,657    3.54
Securities - tax-exempt                   69,231      1,376    7.95
Interest bearing deposits in banks       516,505      2,660    2.05
Federal funds sold and securities
   purchased under resale agreements     522,166      2,686    2.05
Trading account assets                   280,344      1,050    1.49
                                      -----------   --------
    Total earning assets              42,960,338    497,826    4.62
                                                    --------
Allowance for loan losses(5)            (495,776)
Cash and due from banks                2,346,479
Premises and equipment, net              509,093
Other assets                           2,178,691
                                      -----------
    Total assets                     $47,498,825
                                      ===========
Liabilities
Domestic deposits:
   Interest bearing                  $12,258,481     22,865    0.74
   Savings and consumer time           4,875,661     12,094    0.99
   Large time                          2,078,133      9,913    1.90
Foreign deposits (4)                   1,417,344      5,510    1.55
                                      -----------   --------
    Total interest bearing deposits   20,629,619     50,382    0.97
                                      -----------   --------
Federal funds purchased and securities
   sold under repurchase agreements      775,182      3,376    1.73
Commercial paper                         778,724      3,016    1.54
Other borrowed funds                     127,220      1,271    3.97
Medium and long-term debt                810,665      5,572    2.73
Trust notes                               15,845        227    5.73
                                      -----------   --------
    Total borrowed funds               2,507,636     13,462    2.14
                                      -----------   --------
    Total interest bearing
     liabilities                      23,137,255     63,844    1.10
                                                    --------
Noninterest bearing deposits          18,987,778
Other liabilities                      1,126,948
                                      -----------
    Total liabilities                 43,251,981
Stockholders' Equity
Common equity                          4,246,844
                                      -----------
    Total stockholders' equity         4,246,844
                                      -----------
    Total liabilities and
     stockholders' equity            $47,498,825
                                      ===========
Net interest income/margin
  (taxable-equivalent basis)                        433,982    4.03  %
Less: taxable-equivalent adjustment                   1,128
                                                    --------
    Net interest income                            $432,854
                                                    ========



                                        For the Three Months Ended
                                     ---------------------------------
                                              March 31, 2005
                                     ---------------------------------
                                                   Interest  Average
                                       Average     Income/   Yield/
(Dollars in thousands)                 Balance     Expense   Rate
                                                     (1)     (1)(2)
---------------------------------   ------------  --------- --------
Assets
Loans: (3)
   Domestic                          $29,521,537   $402,626    5.51  %
   Foreign (4)                         1,781,242     13,633    3.10
Securities - taxable                  11,123,106     99,939    3.59
Securities - tax-exempt                   67,144      1,325    7.89
Interest bearing deposits in banks       359,399      2,102    2.37
Federal funds sold and securities
   purchased under resale agreements     377,291      2,373    2.55
Trading account assets                   231,680        908    1.59
                                      -----------   --------
    Total earning assets              43,461,399    522,906    4.85
                                                    --------
Allowance for loan losses(5)            (411,428)
Cash and due from banks                2,294,369
Premises and equipment, net              528,132
Other assets                           2,405,264
                                      -----------
    Total assets                     $48,277,736
                                      ===========
Liabilities
Domestic deposits:
   Interest bearing                  $12,255,178     25,468    0.84
   Savings and consumer time           4,778,965     13,047    1.11
   Large time                          2,765,524     16,047    2.35
Foreign deposits (4)                   1,174,857      6,176    2.13
                                      -----------   --------
    Total interest bearing deposits   20,974,524    60,738     1.17
                                      -----------   --------
Federal funds purchased and securities
   sold under repurchase agreements    1,279,862      7,455    2.36
Commercial paper                         865,460      4,560    2.14
Other borrowed funds                     180,541      1,529    3.44
Medium and long-term debt                808,846      6,532    3.27
Trust notes                               15,733        238    6.06
                                      -----------   --------
    Total borrowed funds               3,150,442     20,314    2.61
                                      -----------   --------
    Total interest bearing
     liabilities                      24,124,966     81,052    1.36
                                                    --------
Noninterest bearing deposits          18,694,308
Other liabilities                      1,249,812
                                      -----------
    Total liabilities                 44,069,086
Stockholders' Equity
Common equity                          4,208,650
                                      -----------
    Total stockholders' equity         4,208,650
                                      -----------
    Total liabilities and
     stockholders' equity            $48,277,736
                                      ===========
Net interest income/margin
  (taxable-equivalent basis)                        441,854    4.09  %
Less: taxable-equivalent adjustment                   1,055
                                                    --------
    Net interest income                            $440,799
                                                    ========

-------------------------------------
(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2) Annualized

(3) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(4) Foreign loans and deposits are those loans and deposits originated in foreign branches.

(5) The average allowance related to off-balance sheet commitments was included in other liabilities for the quarters ended December 31, 2004 and March 31, 2005. Periods prior to December 31, 2004 have not been restated.


                               Exhibit 6

               UnionBanCal Corporation and Subsidiaries


                    Noninterest Income (Unaudited)

                                                  Percentage Change to
                   For the Three Months Ended     March 31, 2005 From
                 -------------------------------  -------------------
                   March    December     March      March    December
 (Dollars in        31,        31,        31,        31,        31,
  thousands)       2004       2004       2005       2004       2004
 --------------- ---------  ---------  ---------  ----------  -------
 Service charges
  on deposit
  accounts        $81,096    $83,487    $80,455      (0.79) % (3.63) %
 Trust and
  investment
  management
  fees             35,822     41,384     41,963      17.14     1.40
 Insurance
  commissions      21,735     20,024     22,017       1.30     9.95
 International
  commissions
  and fees         17,545     18,844     17,674       0.74    (6.21)
 Brokerage
  commissions
  and fees          8,297      8,216      8,972       8.14     9.20
 Foreign
  exchange
  gains, net        8,344      8,330      8,940       7.14     7.32
 Merchant
  banking fees      7,467     12,783      6,266     (16.08)  (50.98)
 Card processing
  fees, net         8,792      5,246      5,607     (36.23)    6.88
 Securities
  gains
  (losses), net     1,622    (13,697)       344     (78.79)     nm
 Gain on private
  capital
  investments,
  net               3,314     18,480      7,935        nm    (57.06)
 Other             17,171     28,039     22,588      31.55   (19.44)
                 ---------  ---------  ---------
    Total
     noninterest
     income      $211,205   $231,136   $222,761       5.47  % (3.62) %
                 =========  =========  =========



                    Noninterest Expense (Unaudited)

                                                  Percentage Change to
                  For the Three Months Ended      March 31, 2005 From
                 -------------------------------  -------------------
                  March     December    March      March     December
 (Dollars in       31,         31,       31,         31,        31,
  thousands)      2004        2004      2005        2004       2004
 --------------- ---------  ---------  ---------  ----------  -------
 Salaries and
  other
  compensation   $170,430   $182,194   $185,194        8.66  %  1.65 %
 Employee
  benefits         48,993     41,576     54,286       10.80    30.57
                 ---------  ---------  ---------
    Salaries and
     employee
     benefits     219,423    223,770    239,480        9.14     7.02
 Net occupancy     31,582     35,147     33,525        6.15    (4.61)
 Equipment         17,271     18,825     17,733        2.68    (5.80)
 Software          12,995     15,357     14,628       12.57    (4.75)
 Professional
  services         11,303     16,065     13,710       21.30   (14.66)
 Communications    13,410     12,604     12,775       (4.74)    1.36
 Data processing    7,625      8,581      9,527       24.94    11.02
 Advertising and
  public relations  8,727     10,947      7,750      (11.20)  (29.20)
 Intangible
  asset
  amortization      4,221      5,689      4,985       18.10   (12.37)
 Foreclosed
  asset expense       519        685        406      (21.77)  (40.73)
 Provision for
  off-balance
  sheet credit
  losses (1)            -          -      3,000         nm        nm
 Other             46,030     54,613     49,948        8.51    (8.54)
                 ---------  ---------  ---------
    Total
     noninterest
     expense     $373,106   $402,283   $407,467        9.21  %  1.29 %
                 =========  =========  =========


 ---------------

(1) For the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments is recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.

nm = not meaningful



    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)